CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 333-28339) of our report dated February 10, 2000 relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to the Shareholders of the ProFund VP UltraOTC Fund, ProFund VP Europe 30 Fund and the ProFund VP Small Cap Fund and our report dated February 25, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to the Shareholders of the Bull ProFund, the UltraBull ProFund, the UltraOTC ProFund, the UltraEurope ProFund, the Bear ProFund, the UltraBear ProFund, the UltraShort OTC ProFund, the UltraShort Europe ProFund and the Money Market ProFund which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
July 13, 2000